As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Solana Company
(Exact name of registrant as specified in its charter)

Delaware	36-4787690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip code)

2022 Equity Incentive Plan

(Full title of the plan)

Dane C. Andreeff
President and Chief Executive Officer
Solana Company
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
(215) 944-6100
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jason L. Kent

Peter M. Byrne

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

Telephone: (212) 470-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Solana Company (the “Registrant,” “we,” “us,” or “our”), for the purpose of registering an aggregate of 11,965,869 additional shares of Class A common stock, par value $0.001 per share (the “Common Stock”), under the Registrant’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”), including (i) 7,965,869 shares of Common Stock pursuant to an “evergreen provision” and (ii) 4,000,000 shares of Common Stock under the Third Amendment to the 2022 Plan, which was approved by the Registrant’s board of directors on September 25, 2025 and by the Registrant’s stockholders at the Registrant’s special meeting of stockholders on October 30, 2025.

The Registrant previously registered shares of Common Stock for issuance under the 2022 Plan pursuant to Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2022 (File No. 333-265324), January 19, 2023 (File No. 333-269305), July 24, 2024 (File No. 333-280978), March 25, 2025 (File No. 333-286100) and July 10, 2025 (File No. 333-288608) (the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference, except that the provisions contained in Part II of such Prior Registration Statements are modified or supplemented, as the case may be, as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 31, 2026;

b)	the Registrant’s Current Report on Form 8-K filed with the SEC on February 20, 2026; and
c)	the description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A (File No. 001-38445) filed with the Commission on April 4, 2018, as amended by the description of the Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Conversion filed with the Delaware Secretary of State on July 18, 2018 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed August 9, 2018)

4.2	Certificate of Incorporation, as corrected (incorporated by reference to Exhibit 3.1 to the Form 8-K filed October 30, 2018)

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 31, 2020)

4.4	Corrected Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed August 16, 2023)

4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed April 30, 2025)

4.6	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8 K filed on June 27, 2025)

4.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed September 18, 2025)

4.8	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed September 29, 2025)

4.9	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K filed September 29, 2025)

5.1*	Opinion of Cooley LLP

23.1*	Consent of CBIZ CPAs P.C., independent registered public accounting firm for the year ended December 31, 2025

23.2*	Consent of Baker Tilly US, LLP, independent registered public accounting firm for the year ended December 31, 2024

23.3*	Consent of Cooley LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page of this Registration Statement)

99.1	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed February 18, 2022)

99.2	Amendment to the 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed June 28, 2024)

99.3	Second Amendment to the 2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-8 filed July 10, 2025)

99.4	Third Amendment to the 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.13.4 to the Annual Report on Form 10-K filed on March 31, 2026)

99.5	2022 Equity Incentive Plan Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed February 18, 2022)

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Newtown, State of Pennsylvania, on March 31, 2026.

Solana Company

By:	/s/ Dane C. Andreeff
Dane C. Andreeff
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dane C. Andreeff and Jeffrey S. Mathiesen as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Solana Company, and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Dane C. Andreeff Dane C. Andreeff	President and Chief Executive Officer (Principal Executive Officer) and Director	March 31, 2026

/s/ Jeffrey S. Mathiesen Jeffrey S. Mathiesen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Treasurer and Secretary	March 31, 2026

/s/ Joseph Chee Joseph Chee	Executive Chairman and Director	March 31, 2026

/s/ Paul Buckman Paul Buckman	Director	March 31, 2026

/s/ Blane Walter Blane Walter	Director	March 31, 2026

/s/ Sherrie Perkins Sherrie Perkins	Director	March 31, 2026

/s/ Edward M. Straw Edward M. Straw	Director	March 31, 2026

/s/ Cosmo Jiang Cosmo Jiang	Director	March 31, 2026